EXHIBIT 5


                  CONTINUING GUARANTY AGREEMENT



     Continuing Guaranty Agreement, dated February 26, 1993, made by Jara Enterprises, Inc. ("Jara") and Convertible Enterprises, Inc. ("Convertible"), both New York corporations (collectively, the "Guarantors"), for the benefit of KLAUSSNER FURNITURE INDUSTRIES, INC., a North Carolina corporation ("Lender"):

     WHEREAS, Jennifer - New York, Inc. ("Debtor") is indebted to
Lender; and

     WHEREAS, Debtor and Convertible are wholly-owned subsidiaries of Jara; and

     WHEREAS, Debtor and each Guarantor have a direct financial interest in maintaining the supply of merchandise from Lender to Debtor;

     NOW, THEREFORE, the parties agree as follows:

     1.  Guaranty.

         (a) Guarantors, to induce Lender to continue to supply merchandise to Guarantors and to continue to grant special credits against current accounts payable at the rate of $50,000 per new store, hereby jointly and severally guarantee the payment to Lender of any and all Indebtedness (as hereinafter defined) of Debtor to Lender.

         (b) As used in this Guaranty, 'Indebtedness" shall mean all loans payable of Debtor to Lender from time to time, whether now existing or hereafter arising, of up to $2,400,000 arising out of the sale of merchandise by Lender to Debtor and the granting of special credits against current accounts receivable at the rate of $50,000 per new store.

     2 . Lender's Costs and Expenses.

         Guarantors agree to pay all Costs and Expenses of every kind incurred by Lender in enforcing this Guaranty. "Costs and Expenses' as used in the preceding sentence shall include, without limitation, the reasonable attorneys' fees incurred by Lender in retaining counsel for advice, suit, appeal, any insolvency or other proceedings under the Federal Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

     3.  Continuing Guaranty.

         This Guaranty is and is intended to be a continuing guaranty of payment and not of collection of the Indebtedness (irrespective of the aggregate amount thereof), independent of and in addition to any other guaranty, endorsement, collateral or other agreement held by Lender therefor or with respect thereto, whether or not furnished by Guarantors.

     4.  Certain Rights and Obligations.

         (a) Guarantors authorize Lender, without notice, demand or any reservation of rights against Guarantors, and Lender and Debtor may, without affecting Guarantors' obligations hereunder, from time to time: (i) to renew, extend, increase, accelerate or otherwise change the time for payment of, the

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terms of or the interest on the Indebtedness or any part thereof;
(ii) to accept from any person or entity and hold collateral for the payment of the Indebtedness or any part thereof, and to exchange, enforce or refrain from enforcing, or release such collateral or any part thereof; (iii) to accept and hold any endorsement or guaranty of payment of the Indebtedness or any part thereof, and to discharge, release or substitute any such obligation of any such indorser or guarantor, or any person or entity who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof, or any other person or entity in any way obligated to pay the Indebtedness or any part thereof, and to enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such indorser, guarantor, person orentity; (iv) to dispose of any and all collateral securing the Indebtedness in any manner as Lender, in its sole discretion, may deem appropriate, and to direct the order or manner of such disposition and the enforcement of any and all endorsements and guaranties relating to the Indebtedness or any part thereof as Lender, in its sole discretion, may determine; and (v) to determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Indebtedness (whether principal, interest, costs and expenses, or otherwise).

         (b) Guarantors' obligation hereunder shall not be affected by any of the following, all of which Guarantors hereby waive: (i) any failure to perfect or continue the perfection of any security interest in or other lien on any collateral securing payment of any Indebtedness or Guarantors' obligation hereunder;
(ii) the invalidity, unenforceability, propriety of manner of enforcement of, or loss or change in priority of any such security interest or other lien; (iii) any failure to protect, preserve or insure any such collateral; (iv) failure of Guarantors to receive notice of any intended disposition of such collateral; (v) any defense arising by reason of the cessation from any cause whatsoever of liability of the Debtor including, without limitation, any failure, negligence or omission by Lender in enforcing its claims against the Debtor; (vi) any release, settlement or compromise of any obligation of Debtor; (vii) the invalidity or unenforceability of any of the Indebtedness; or
(viii) presentment and demand for payment of the Indebtedness.

     5.  Termination.

          This Guaranty shall remain in full force and effect as to each Guarantor until all Indebtedness, together with any interest accruing thereon, shall be finally and irrevocably paid in ful1. Payment of all of the Indebtedness from time to time shall not operate as a discontinuance of this Guaranty.

     6.  Miscellaneous.

         (a) No course of dealing between Debtor or any Guarantor and Lender and no act, delay or omission by Lender in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Lender may remedy any default by Debtor under any agreement with Debtor or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtor. All rights and remedies of Lender hereunder are cumulative.

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         (b)   No party may assign its rights or obligations
hereunder without the written consent of all parties.

         (c) Captions of the sections of this Guaranty are solely for the convenience of Lender and Guarantors, and are not an aid in the interpretation of this Guaranty.

         (d) If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

         (e) This Guaranty and the transactions evidenced hereby shall be construed under the laws of the State of North Carolina.

         (f) Any notice to be given hereunder shall be duly given if delivered or mailed as follows:

To Jara Enterprises, Inc. or
   Convertible Enterprises, Inc.:    c/o Jennifer Convertibles
                                     Warehouse
                                     245 Rogers Avenue
                                     Inwood, NY 11696

To Lender:                           Klaussner Furniture
                                     Industries, Inc.
                                     P.O. Drawer 220
                                     Asheboro, NC 27204

Notice shall be deemed given when received.

         (g) This Agreement shall be binding upon the parties hereto and their respective successors and assigns.


IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

                           JARA ENTERPRISES, INC.

                           BY: /S/Fred J. Love
                           Fred J. Love


                           CONVERTIBLE ENTERPRISES, INC.

                           By: /S/Edward B. Seidner
                           Edward B. Seidner


                           KLAUSSNER FURNITURE INDUSTRIES, INC.

                           By: /S/Robert C. Shaffner
                               Robert C. Shaffner



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            Amendment to Continuing Guaranty Agreement

     Reference is made to the Continuing Guaranty Agreement (the "Guaranty Agreement"), dated February 26, 1993, made by Jara Enterprises, Inc. ("Jara"), and Convertible Enterprises, Inc. ("Convertible") for the benefit of Klaussner Furniture Industries, Inc. (the "Lender"). Unless otherwise defined herein, terms in the Guaranty Agreement shall have their defined meanings herein.

     WHEREAS, the Indebtedness to be guaranteed by the Guarantors pursuant to the Guaranty Agreement has been modified.

     WHEREAS, the parties desire to modify the Guaranty Agreement to substitute such new indebtedness.

     NOW THEREFORE, the parties hereby agree as follows:

     Notwithstanding anything to the contrary contained in the Guaranty Agreement the term "Indebtedness" as defined in Section I(b) of the Guaranty Agreement shall mean the promissory note in the original principal amount of $3,500,000 dated as of February 17, 1994 and executed by Jennifer-New York, Inc. in favor of the Lender.

     Except as expressly amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of February 17, 1994.

                             JARA ENTERPRISES, INC.

                             By: /S/Fred Love
                                 Name:  Fred Love
                                 Title: President

                             CONVERTIBLE ENTERPRISES, INC.

                             By: /S/Fred Love
                                 Name:  Fred Love
                                 Title: President


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                             KLAUSSNER FURNITURE INDUSTRIES, INC.

                             By: /S/Robert C. Shaffner
                                 Name:  Robert C. Shaffner
                                 Title: Vice President


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            Amendment to Continuing Guaranty Agreement


     Reference is made to the Continuing Guaranty Agreement dated February 26, 1993, made by Jara Enterprises, Inc. ("Jara") and Convertible Enterprises, Inc. ("Convertible") for the benefit of Klaussner Furniture Industries, Inc. (the "Lender"), as amended by amendment dated as of February 17, 1994 (the "Guaranty Agreement"), pursuant to which Jara and Convertible have guaranteed payment of certain indebtedness of Jennifer-New York, Inc. ("JNY") . Unless otherwise defined herein, terms in the Guaranty Agreement shall have their defined meanings herein.

     WHEREAS, in connection with the execution and delivery of this Amendment, the Indebtedness guaranteed by the Guarantors pursuant to the Guaranty Agreement is being amended and restated at the request of JNY, Jara, and Convertible; and

     WHEREAS, Jara and Convertible have consented to the amendment and restatement and have agreed to amend the Guaranty
Agreement to refer to the Amended and Restated Promissory Note of JNY dated as of January 1, 1995, a copy of which is attached hereto as Exhibit A and incorporated herein by reference;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that Section l(b) of the Guaranty Agreement will be amended in its entirety to read as follows:

          "(b) As used in this Guaranty, "Indebtedness" shall mean the obligations of Debtor to Lender under the Promissory Note in the original principal amount of $3,500,000 dated as of February 17, 1994 and executed by Debtor in favor of the Lender, as amended and restated by the Amended and Restated Promissory
     Note dated as of January 1, 1995 in the original principal amount of $3,500,000."


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     Except as expressly amended hereby, the Guaranty Agreement shall remain in full force and effect, and Jara and Convertible each hereby confirms that its joint and several liability thereunder continues to be absolute and unconditional and that the rights and remedies of Lender thereunder continue unaffected and unimpaired.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of January 1, 1995.


                        JARA ENTERPRISES, INC.


                        By: /S/Fred J. Love
                            Fred J. Love, President


                        CONVERTIBLE ENTERPRISES, INC.


                        By: /S/Fred J. Love
                            Fred J. Love, President


                        KLAUSSNER FURNITURE INDUSTRIES, INC.


                        By: /S/Robert C. Shaffner
                            Robert C. Shaffner
                            Senior Vice President

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            AMENDMENT TO CONTINUING GUARANTY AGREEMENT


     Reference is made to the Continuing Guaranty Agreement dated February 26, 1993, made by Jara Enterprises, Inc. ("Jara") and Convertible Enterprises, Inc. ("Convertible") for the benefit of Klaussner Furniture Industries, Inc. (the "Lender"), as amended by amendments dated as of February 17, 1994 and as of January 1, 1995 (the "Guaranty Agreement"), pursuant to which Jara and Convertible have guaranteed payment of certain indebtedness of Jennifer-New York, Inc. ("JNY"). Unless otherwise defined herein, terms in the Guaranty Agreement shall have their defined meanings herein.

     WHEREAS, in connection with the execution and delivery of this Amendment, the Indebtedness guaranteed by the Guarantors pursuant to the Guaranty Agreement is being amended and restated at the request of JNY, Jara, and Convertible; and

     WHEREAS, to induce the Lender to agree to the amendment and restatement, Bright Star Enterprises, Inc. ("Bright Star") and Jennifer Advertising, Inc. ("Advertising"), wholly owned subsidiaries of Jara and affiliates of JNY and Convertible, have agreed to join in the Guaranty Agreement and to guarantee, jointly and severally, the Indebtedness (as amended and restated); and

     WHEREAS, Jara and Convertible have consented to the amendment and restatement and have agreed to amend the Guaranty Agreement to refer to the Amended and Restated Promissory Note of JNY dated as of March 1, 1996, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, and to add Bright Star and Advertising as guarantors;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the term "Guarantors" shall henceforth mean Jara, Convertible, Bright Star and Advertising and that Sections 1(a) and 1(b) of the Guaranty Agreement (as heretofore amended) will be amended in their entirety to read as follows:


          "(a) Guarantors hereby jointly and severally guarantee the payment to Lender of any and all Indebtedness (as hereinafter defined) of Debtor to Lender.

          (b) As used in this Guaranty, "Indebtedness" shall mean the obligations of Debtor to Lender under the Promissory Note in the original principal amount of $3,500,000 dated as of February 17, 1994 and executed by Debtor in favor of the Lender, as amended and restated by the Amended and Restated
      Promissory Note dated as of January 1, 1995 in the original principal amount of $3,500,000, and by the Amended and Restated Promissory Note dated as of March 1, 1996, in the original principal amount of $2,800,000."


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     Except as expressly amended hereby, the Guaranty Agreement shall remain in full force and effect, and Jara and Convertible each hereby confirms that its joint and several liability thereunder continues to be absolute and unconditional and that the rights and remedies of Lender thereunder continue unaffected and unimpaired.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of March 1, 1996.


                      JARA ENTERPRISES, INC.


                      By: /S/Fred J. Love
                          Fred J. Love, President


                      CONVERTIBLE ENTERPRISES, INC.


                      By: /S/Fred J. Love
                          Fred J. Love, President



                      BRIGHT STAR ENTERPRISES, INC.


                      By: /S/Fred J. Love
                          Fred J. Love, President


                      JENNIFER ADVERTISING, INC.


                      By: /S/Fred J. Love
                          Fred J. Love, President


                      KLAUSSNER FURNITURE INDUSTRIES, INC.


                      By: /S/Robert C. Shaffner
                          Robert C. Shaffner
                          Senior Vice President



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